Exhibit 31.1

CERTIFICATION

I, Edward Dietzler, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Princeton Bancorp, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Edward Dietzler
Edward Dietzler
President and Chief Executive Officer
(Principal Executive Officer)

April 15, 2025